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Exhibit 10.60

Summary Sheet for Named Executive Officers for Fiscal 2006

Named Executive Officer	Annual Base Salary	Bonus*	Performance Shares**
William P. Sullivan	$925,000	110%	71,200 shares
Adrian T. Dillon	$700,000	75%	36,000 shares
Patrick J. Byrne	$500,000	70%	31,500 shares
Thomas E. White	$470,000	70%	14,150 shares
Chris van Ingen	$450,000	70%	28,350 shares
D. Craig Nordlund	$425,000	60%	11,000 shares
Jean M. Halloran	$400,000	60%	11,800 shares

*
Target percentage of base salary paid for the two six-month periods beginning November 1, 2005 and ending April 30, 2006 and beginning May 1, 2006 and ending October 31, 2006.

**
Target award for the three-year performance period beginning November 1, 2005 and ending October 31, 2008.

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  Exhibit 10.60
Summary Sheet for Named Executive Officers for Fiscal 2006